UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/16/2011

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-49629

DE	33-0933072
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

17872 Cartwright Road, Irvine, CA 92614
(Address of principal executive offices, including zip code)

949-399-4500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On February 16, 2011, Quantum Fuel Systems Technologies Worldwide, Inc. (the "Company") entered into separate Securities Purchase Agreements with certain "accredited investors" (each, an "Investor" and collectively, the "Investors"), as such term is defined in Rule 501(a) of Regulation D under the United States Securities Act of 1933, as amended (the "Securities Act"), for the sale and purchase of approximately 1.5 million shares of the Company's common stock and warrants (the "A Warrants") to purchase additional shares of the Company's common stock (the "Private Placement"). The aggregate purchase price to be received by the Company is approximately $7.7 million, of which apporoximately $5.7 million will be paid in cash and appproximately $2.0 million will be paid by the reduction of debt owed by the Company to its senior secured lender (the "Lender"), as more particularly described below. The purchase price of $5.07 per share represented a 15% discount from the closing price of the Company's common stock on February 16, 2011. In addition, Investors that held (or the Investor or its investment manager is the investment manager for an account of a holder of) either a Common Stock Purchase Warrant A or Common Stock Purchase Warrant B issued by the Company in a private placement that was completed on June 22, 2007 (each, a "June 2007 Warrant" and collectively, the "June 2007 Warrants") surrendered their June 2007 Warrants for cancellation and received a new warrant entitling such Investor to purchase a number of shares equal to 80% of the number of shares subject to the cancelled June 2007 Warrant (each, a "B Warrant" and collectively, the "B Warrants"). Under each of the Securities Purchase Agreement, each of the Investors has a right to participate in future financings by the Company for one year after the closing, subject to certain excluded transactions and issuances of certain excluded securities. The foregoing description of the separate Securities Purchase Agreement are qualified by reference to the complete terms of such agreements, the form of which is included herewith as Exhibit 10.1.

The total number of shares of common stock issuable upon exercise of the A Warrants and B Warrants is approximately 1.15 million, consisting of approximately 750,000 shares underlying the A Warrants and 400,000 shares underlying the B Warrants. The number of shares underlying the cancelled June 2007 Warrants was approximately 500,000. The exercise price for the A Warrants is $6.57, which equals 110% of the closing price of the Company's common stock on February 16, 2011. The exercise price for the B Warrants is $6.00, which represents the consolidated closing bid price of the Company's common stock on February 16, 2011. Both the A Warrants and B Warrants cannot be exercised until six months after issuance, have five year terms, contain standard anti-dilution provisions, and permit the holder to exercise on a cashless basis unless at the time of exercise the shares underlying the A Warrant and/or B Warrant being exercised are covered by an effective registration statement, in which case, the exercise must be for cash. The A Warrants and B Warrants otherwise have similar terms and conditions, except that the B Warrants contain a provision that entitles the holder to receive a cash payment equal to the black-scholes value of the unexercised portion of the B Warrant in the event of certain "change in control" transactions. The foregoing description of the A Warrants is qualified by reference to the complete terms of such A Warrant, the form of which is included herewith as Exhibit 10.2. The foregoing description of the B Warrants is qualified by reference to the complete terms of such B Warrant, the form of which is included herewith as Exhibit 10.3.

The Company and the Investors will enter into a Registration Rights Agreement pursuant to which the Company will agree to file a registration statement within 15 calendar days of closing (the "Required Filing Date"), to register the resale of the shares of common stock acquired by the Investors at closing, and to register the resale of the shares issuable upon exercise of the A Warrants and the B Warrants. The Company agreed to use its best efforts to cause the registration statement to be declared effective within 45 days of the closing (or within 90 days of closing in the event of SEC review) (the "Required Effective Date"). In the event the Company fails to file the registration statement by the Required Filing Date or fails to have such registration statement declared effective by the Required Effective Date, the Company is obligated to pay the Investors as compensation for such delay an amount equal to 1% of the purchase price until the earlier of (i) the date the delay is cured or (ii) the date that the shares of common stock so purchased are eligible for resale pursuant to Rule 144 under the Securities Act; provided, however, under no circumstances shall the total amount of such payments exceed 12% of the purchase price. The foregoing description of the Registration Rights Agreement is qualified by reference to the complete terms of such agreement, the form of which is included herewith as Exhibit 10.4.

The closing of the offering is subject to the satisfaction of customary closing conditions and is expected to close on or before February 18, 2011.

The net proceeds from the transaction will be used as follows: (i) $500,000 for the repayment in full of all amounts owed to the Lender and/or any of its affiliated or related persons under the Line of Credit (defined below) simultaneously with the closing, (ii) up to $2.0 million for the repayment in full on or before April 29, 2011, of all amounts due under the bridge promissory notes issued by the Company that are scheduled to mature on April 29, 2011, and (iii) for general corporate purposes, provided that none of such proceeds shall be used to redeem any Company equity or equity-equivalent securities or to settle any outstanding litigation.

The Company will pay its placement agent, Roth Capital Partners, LLC, a cash fee of $342,000 for its services in connection with the Private Placement.

Immediately prior to the Company's and the Investors' execution of the Securities Purchase Agreements, the Company and the Lender entered into a separate agreement (the "WB Agreement") under which the Company and Lender agreed that: (i) the Lender's purchase price of approximately $2.0 million would be paid by reducing the amount owed by the Company to the Lender under the $5.0 million line of credit established by the Ninth Amendment to Credit Agreement (the "Line of Credit"), a copy of which was filed as an Exhibit to a Current Report on Form 8-K filed by the Company on January 4, 2011, from $2.5 million to $500,000, (ii) the Company would repay the remaining $500,000 due under the Line of Credit from the cash proceeds received from the Private Placement, (iii) the Line of Credit and the Company's right to request advances thereunder would be terminated, (iv) the Lender would not sell, transfer or otherwise dispose of the common stock and warrants being acquired under its Securities Purchase Agreement and any common stock issued or issuable upon Lender's exercise of its A Warrant or B Warrant until such time that all Investors are able to sell under an effective registration statement or pursuant to Rule 144 promulgated under the Securities Act, and (v) the common stock purchase warrant issued by the Company to Lender on January 3, 2011 was amended to prohibit the Lender from exercising such warrant for a period of six months following the closing date of the Private Placement. The foregoing description of the WB Agreement is qualified by reference to the complete terms of such agreement, which is included herewith as Exhibit 10.5.

As a result of the Private Placement described above, the full ratchet anti-dilution price reset provision contained in the warrants issued by the Company on October 27, 2006 ("October 2006 Warrants") and the weighted-average anti-dilution price reset provision contained in the August 19, 2008 ("August 2008 Warrants") was triggered. The exercise price for the October 2006 Warrants was reset from $9.00 to $5.07 and the number of shares subject to the October 2006 Warrants was increased from 433,110 to 768,835. The Company is in the process of calculating the new exercise price for the August 2008 Warrants and the number of shares underlying the August 2008 Warrants and will disclose such information by filing an 8-K or an 8-K/A no later than the original due date of this Current Report.

Item 3.02.    Unregistered Sales of Equity Securities

See the disclosures made in Item 1.01, which are incorporated herein by reference. The securities were issued to accredited investors in a transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D. The transaction did not involve a public offering, the sale of the securities was made without general solicitation or advertising, there was no underwriter, and no underwriting commissions were paid. Each securities certificate issued bears a legend providing, in substance, that the securities have been acquired for investment only and may not be sold, transferred or assigned in the absence of an effective registration statement or opinion of counsel that registration is not required under the Securities Act of 1933.

Item 9.01.    Financial Statements and Exhibits

10.1 Form of Securties Purchase Agreement
10.2 Form of "A" Warrant
10.3 Form of "B" Warrant
10.4 Form of Registration Rights Agreement
10.5 Form of Agreement between the Company and WB QT, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

Date: February 17, 2011	By:	/s/ W. Brian Olson
W. Brian Olson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Form of Securities Purchase Agreement
EX-10.2	Form of A Warrant
EX-10.3	Form of "B" Warrant
EX-10.4	Form of Registration Rights Agreement
EX-10.5	Form of Whitebox Agreement